UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2003   (April 4, 2003)

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19756	94-3023969
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

34801 Campus Drive
Fremont, California    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

                 This Amended Current Report on Form 8-K/A amends and supplements the items, financial statements, exhibits and other portions of the Current Report on Form 8-K filed by Protein Design Labs, Inc. ("PDL") with the Commission on April 18, 2003.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 4, 2003, we completed the acquisition of Eos Biotechnology, Inc. ("Eos") in accordance with the Agreement and Plan of Merger and Reorganization dated as of February 3, 2003, as amended by the Amendment No. 1 to the Agreement and Plan of Merger and Reorganization dated as of March 5, 2003 and the Amendment No. 2 to the Agreement and Plan of Merger and Reorganization dated as of March 26, 2003, as filed with the Commission on Form 8-K on April 18, 2003.

Eos develops therapeutic antibodies for cancer and other major diseases.

In connection with this acquisition, we issued an aggregate of approximately 4,180,375 shares of our Common Stock (approximately 151,000 shares were withheld from Eos shareholders to provide for the Eos shareholder tax liabilities incurred in connection with receipt of the shares issued in the acquisition) in exchange for all outstanding shares of Eos preferred and common stock. The share issuances were exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. Certain shares issued will be held in escrow pursuant to the terms of the Agreement and Plan of Merger and Reorganization, as amended.

The acquisition of Eos was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the "purchase" method of accounting.

The preceding discussion of the significant terms and provisions of the Agreement and Plan of Merger and Reorganization, as amended, among Protein Design Labs, Inc. ("PDL"), Tikal Acquisition Corp. and Eos is qualified by reference to the agreements, as filed with the Commission on Form 8-K on April 18, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

See Exhibit 99.3 for the quarters ended March 31, 2003 and 2002 unaudited condensed financial statements and Exhibit 99.2 for the years ended December 31, 2002 and 2001 audited financial statements of Eos.

(b) Pro forma financial information

The unaudited pro forma condensed combined balance sheet as of March 31, 2003 is presented as if PDL's acquisition of Eos had occurred as of that date. The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2003 and the year ended December 31, 2002 are presented as if PDL's acquisition of Eos had occurred on January 1, 2003 and 2002, respectively.

The acquisition has been accounted for as an acquisition of assets rather than as a business combination as Eos is a development stage company that has not commenced its planned principal operations. Eos lacks the necessary elements of a business because it does not have completed products and, therefore, no ability to access customers.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present PDL's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. The estimated purchase price has been allocated to the acquired assets and liabilities assumed based on a preliminary determination of their respective fair values.

The pro forma information may not necessarily be indicative of PDL's results of operations or financial position had the transaction been in effect as of or for the periods presented, nor is such information necessarily indicative of PDL's results of operations or financial position for any future period or date. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergies that may be realized through the combination of PDL and Eos or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with PDL's audited consolidated financial statements and notes thereto included in PDL's annual report on Form 10-K for the year ended December 31, 2002, the unaudited consolidated condensed financial statements and notes thereto included in PDL's quarterly report on Form 10-Q for the quarter ended March 31, 2003 and the historical financial statements, including the notes thereto, of Eos, included as Exhibits 99.2 and 99.3 to this Amended Current Report on Form 8-K/A filed with the SEC on June 17, 2003.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
(unaudited)
(In thousands, except per share amounts)

                                                                       March 31, 2003
                                                    ---------------------------------------------------------
                                                      Protein         Eos
                                                    Design Labs,  Biotechnology  Pro forma
                                                        Inc.          Inc.      adjustments       Pro forma
                                                    ------------  ------------  ------------     ------------
Assets
  Current assets:
     Cash and cash equivalents                     $    356,619  $      2,479  $         --     $    359,098
     Marketable securities                              235,599            --            --          235,599
     Other current assets                                 6,784           662            (5) A         7,441
                                                    ------------  ------------  ------------     ------------
      Total current assets                              599,002         3,141            (5)         602,138
  Property, plant and equipment, net                     86,988         2,679            --           89,667
  Other assets                                            2,688           482         1,410  A         4,449
                                                                                       (131) A
  Convertible note receivable                            30,000            --                         30,000
                                                    ------------  ------------  ------------     ------------
       Total assets                                $    718,678  $      6,302  $      1,274     $    726,254
                                                    ============  ============  ============     ============

Liabilities and stockholders' equity
  Current liabilities:
     Accounts payable                              $      2,211  $        963  $         --     $      3,174
     Accrued compensation                                 2,022           197         2,397  B         4,779
                                                                                        163  A
     Accrued clinical trial costs                         2,055            --            --            2,055
     Accrued interest                                     1,008            --            --            1,008
     Other accrued liabilities                            5,292           763         2,252  C         8,667
                                                                                        360  A
     Deferred rent                                           --            81            --               81
     Current portion of notes payable                        --           808            --              808
     Current portion of capital lease obligations            --           464            --              464
     Current portion of other long-term debt                474            --            --              474
                                                    ------------  ------------  ------------     ------------
      Total current liabilities                          13,062         3,276         5,172           21,510

  Convertible subordinated notes                        150,000            --            --          150,000
  Other long-term debt                                    8,303            --            --            8,303
  Notes payable                                              --           978            --              978
  Capital leases obligations                                 --           116            --              116

  Redeemable convertible preferred stock                     --        70,557       (70,557) D            --

  Stockholders' equity:
     Preferred stock, par value $0.01 per share,
       10,000 shares authorized; no shares
       issued and outstanding                                --            --            --               --
     Common stock, par value $0.01 per share,
       250,000 shares authorized; 93,364 shares
       issued and outstanding                               892             8            (8) D           934
                                                                                         42  E
     Additional paid-in capital                         628,319         2,523        (2,523) D       662,439
                                                                                     34,120  E
     Notes receivable from stockholders                      --          (478)          478  D            --
     Deferred stock-based compensation                       --           (45)           45  D            --
     Accumulated other comprehensive income               4,510            --            --            4,510
     Accumulated deficit                                (86,408)      (70,633)       70,633  D      (122,536)
                                                                                    (36,128) F
                                                    ------------  ------------  ------------     ------------
      Total stockholders' equity
            (net capital deficiency)                    547,313       (68,625)       66,659          545,347
                                                    ------------  ------------  ------------     ------------
                                                   $    718,678  $      6,302  $      1,274     $    726,254
                                                    ============  ============  ============     ============

See notes to pro forma condensed combined financial statements.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

                                                   Quarter Ended March 31, 2003
                                     ---------------------------------------------------------
                                       Protein         Eos
                                     Design Labs,  Biotechnology  Pro forma
                                         Inc.          Inc.      adjustments       Pro forma
                                     ------------  ------------  ------------     ------------
Revenues:
  Royalties                         $     17,145  $         --  $         --     $     17,145
  License and other                        5,602            --            --            5,602
  Research revenues                           --         2,570            --            2,570
                                     ------------  ------------  ------------     ------------
    Total revenues                        22,747         2,570            --           25,317

Costs and expenses:
  Research and development                16,392         4,345           158  G        20,895
  General and administrative               5,070         1,473            18  G         6,561
                                     ------------  ------------  ------------     ------------
    Total costs and expenses              21,462         5,818           176           27,456
                                     ------------  ------------  ------------     ------------
Operating income (loss)                    1,285        (3,248)         (176)          (2,139)

Interest income                            4,672            32            --            4,704
Interest expense                          (1,706)          (64)           --           (1,770)
Impairment loss on investment               (150)           --            --             (150)
Other income (expense), net                   --             4            --                4
                                     ------------  ------------  ------------     ------------
Income (loss) before income taxes          4,101        (3,276)         (176)             649
Provision for income taxes                    32            --            --               32
                                     ------------  ------------  ------------     ------------
Net income (loss)                   $      4,069  $     (3,276) $       (176)    $        617
                                     ============  ============  ============     ============

Net income per share:
   Basic                            $       0.05                                 $       0.01
                                     ============                                 ============

   Diluted                          $       0.05                                 $       0.01
                                     ============                                 ============

Weighted average
  number of shares:
   Basic                                  89,182                       4,180  H        93,362
                                     ============                                 ============

   Diluted                                90,150                       4,180  H        94,330
                                     ============                                 ============

See notes to pro forma condensed combined financial statements.

PROTEIN DESIGN LABS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

                                                   Year ended Ended December 31, 2002
                                     ---------------------------------------------------------
                                       Protein         Eos
                                     Design Labs,  Biotechnology  Pro forma
                                         Inc.          Inc.      adjustments       Pro forma
                                     ------------  ------------  ------------     ------------
Revenues:
  Royalties                         $     40,421  $         --  $         --     $     40,421
  License and other                        5,952            --            --            5,952
  Research revenues                           --         4,717            --            4,717
                                     ------------  ------------  ------------     ------------
    Total revenues                        46,373         4,717            --           51,090

Costs and expenses:
  Research and development                57,978        21,699           633  I        80,310
  General and administrative              19,093         4,210            72  I        23,375
                                     ------------  ------------  ------------     ------------
    Total costs and expenses              77,071        25,909           705          103,685
                                     ------------  ------------  ------------     ------------
Operating loss                           (30,698)      (21,192)         (705)         (52,595)

Interest income                           25,978           720            --           26,698
Interest expense                          (8,426)         (349)           --           (8,775)
Impairment loss on investment             (1,366)           --            --           (1,366)
Other income (expense), net                   --        (6,528)           --           (6,528)
                                     ------------  ------------  ------------     ------------
Loss before income taxes                 (14,512)      (27,349)         (705)         (42,566)
Provision for income taxes                    42            --            --               42
                                     ------------  ------------  ------------     ------------
Net loss                            $    (14,554) $    (27,349) $       (705)    $    (42,608)
                                     ============  ============  ============     ============

Net loss per share:
   Basic                            $      (0.16)                                $      (0.46)
                                     ============                                 ============

   Diluted                          $      (0.16)                                $      (0.46)
                                     ============                                 ============

Weighted average
  number of shares:
   Basic                                  88,865                       4,180  J        93,045
                                     ============                                 ============

   Diluted                                88,865                       4,180  J        93,045
                                     ============                                 ============

See notes to pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

On April 4, 2003, we completed the acquisition of Eos Biotechnology, Inc. in accordance with the Agreement and Plan of Merger and Reorganization dated as of February 3, 2003, as amended by the Amendment No. 1 to the Agreement and Plan of Merger and Reorganization dated as of March 5, 2003 and the Amendment No. 2 to the Agreement and Plan of Merger and Reorganization dated as of March 26, 2003, as filed with the Commission on Form 8-K on April 18, 2003.

In connection with this acquisition, we issued an aggregate of approximately 4,180,375 shares of our Common Stock (approximately 151,000 shares were withheld from Eos shareholders to provide for the Eos shareholder tax liabilities incurred in connection with receipt of the shares issued in the acquisition) in exchange for all outstanding shares of Eos preferred and common stock. The share issuances were exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. Certain shares issued will be held in escrow pursuant to the terms of the Agreement and Plan of Merger and Reorganization, as amended.

The Eos acquisition has been accounted for as an acquisition of assets rather than as a business combination as Eos is a development stage company that has not commenced its planned principal operations.  Eos lacks the necessary elements of a business because it does not have completed products and, therefore, no ability to access customers.

The unaudited pro forma condensed combined financial statements present financial information for PDL giving effect to the acquisition of the net assets of Eos. The unaudited pro forma condensed combined balance sheet as of March 31, 2003 is presented as if the acquisition occurred on that date. The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2003 and the year ended December 31, 2002 are presented as if the acquisition had occurred on January 1, 2003 and 2002, respectively.

For purposes of the unaudited pro forma condensed combined financial statements, we have estimated an aggregate preliminary purchase price of $38.8 million, including shares issued to the Eos stockholders of $35.4 million (including the value of shares withheld to provide for tax liabilities of $1.2 million), estimated transaction costs of $2.2 million and estimated employee change of control costs of $1.2 million. The average closing market price of our Common Stock a few days before and after February 4, 2003, (the announcement date) was $8.17 per share. The unaudited pro forma condensed combined financial statements reflect adjustments that are based upon preliminary estimates of the allocation of the purchase price to the acquired assets and assumed liabilities of Eos based on available information and certain assumptions that PDL believes are reasonable in the circumstances.

PDL anticipates a significant portion of the purchase price (currently estimated to be $36.1 million) to be allocated to acquired in-process research and development due to Eos' incomplete research and development programs that had not yet reached technological feasibility as of April 4, 2003 and had no alternative future use as of that date.  A summary of these programs follows:

Program	Description	Status of Development at Acquisition Date	Value Assigned ($ in millions)
Anti-angiogenesis (Anti-α5β1 Integrin Antibody - Mab)	Function-blocking antibody that targets a specific integrin for solid tumors, including pancreatic, non-small lung and colorectal cancers.	IND filed December 2002; Phase 1 clinical trials expected to start in early 2003	$23.0
Ocular Neovascularization (Anti-α5β1 Integrin Antibody - Fab)	Fab fragment of Anti-α5β1 Integrin Antibody - Mab for ocular indications, including age-related macular degeneration.	IND expected late 2003	$13.1

The nature of the remaining efforts for completion of the acquired in-process research and development projects primarily consist of initiating clinical trials and studies, the cost, length and success of which are extremely difficult to determine.  Numerous risks and uncertainties exist with timely completion of development, including the uncertainty and timing of patient enrollment and uncertainties related to the results of the studies, including interpretation of the data and obtaining FDA and other regulatory body approvals.  Feedback from regulatory authorities or results from clinical studies might require modifications or delays in later stage clinical trials or additional studies to be performed.  The acquired products under development may never be successfully commercialized due to the uncertainties associated with the pricing of new pharmaceuticals and the fact that the cost of sales to produce these products in a commercial setting has not been determined.  If these programs can not be completed on a timely basis, then our prospects for future revenue growth would be adversely impacted.

The preliminary value of the acquired in-process research and development was determined by estimating the related future probability-adjusted net cash flows, which were then discounted to present value using a rate of 15%.  This discount rate is a significant assumption and is based on PDL's estimated weighted average cost of capital taking into account the risks associated with the projects acquired.  The estimated cash flows from such projects were based on estimates of revenues and operating profits related to such projects considering the stage of development of each potential product acquired, the time and resources needed to complete each product, the estimated life of each potential commercialized product and associated risks including the inherent difficulties and uncertainties in developing a drug compound including obtaining FDA and other regulatory approvals, and risks related to the viability of and potential alternative treatments in any future target markets.  In determining the value of the acquired in-process research and development, the assumed commercialization dates used for the potential products were 2008 and 2009.

The final allocation of the purchase price, which may be different from the current estimate, will be based, in part, upon a report prepared by an independent third party and a comprehensive evaluation of the fair value of the acquired intangible assets and assumed liabilities, including the acquired in-process research and development and liabilities assumed as of the closing date. The final determination of the intangible assets purchased may result in future amortization expense that is different from the preliminary estimate of this amount. As a result of these uncertainties, the exact amount of the final purchase price and allocation of such purchase price may differ from the amounts estimated in the unaudited pro forma condensed combined financial statements.

The charge for acquired in-process research and development will be recorded as of the acquisition closing date of April 4, 2003 and will be included in PDL's statement of operations for the quarter ending June 30, 2003.

Unaudited Pro Forma Adjustments

Pro Forma Condensed Combined Balance Sheet as of March 31, 2003
  Adjustments to the historical amounts of Eos' net assets to reflect the estimated fair values of identifiable tangible and intangible assets acquired and liabilities assumed.  The $1.4 million of other assets acquired relates to Eos' assembled workforce, which will be amortized over 2 years, the estimated useful life of this intangible asset.
  Reflects accrued compensation related to estimated payments to former employees under change of control agreements and certain tax withholdings which have been included as part of the purchase consideration.
  Reflects the estimated liability for costs and expenses directly related to this transaction, including investment banking, legal and accounting fees which have been included as part of the purchase consideration.
  Reflects the elimination of Eos' net capital deficiency accounts.
  Reflects the issuance of approximately 4,180,375 shares of our Common Stock in exchange for all outstanding shares of Eos preferred and common stock.
  Reflects the estimated acquired in-process research and development charge of $36.1 million related to the acquisition.  This acquired in-process research and development charge is reflected in the unaudited pro forma condensed combined balance sheet, but is not reflected in the unaudited pro forma condensed combined statements of operations included herein since it is a nonrecurring charge directly attributable to the transaction.  The acquired in-process research and development charge will be reflected as an expense in PDL's consolidated statement of operations for the quarter ending June 30, 2003.

Pro Forma Condensed Combined Statement of Operations for the quarter ended March 31, 2003
  Reflects the amortization of $0.2 million of the acquired intangible asset based on its estimated fair value and estimated useful life assigned to this asset at the date of acquisition.
  Reflects the increase in Common Stock outstanding as a result of the acquisition.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002
  Reflects the amortization of $0.7 million of the acquired intangible asset based on its estimated fair value and estimated useful life assigned to this asset at the date of acquisition.
  Relects the increase in Common Stock outstanding as a result of the acquisition.

(c)           Exhibits

Exhibit Number	Description
23.1*	Consent of Ernst and Young LLP
99.1*	Press Release, issued by Protein Design Labs, Inc. on April 7, 2003 (1)
99.2*	Financial statements of Eos Biotechnology, Inc. for the years ended December 31, 2002
99.3 *	Financial statements of Eos Biotechnology, Inc. for the quarters ended March 31, 2003 and 2002
99.4*	Certification

________

(1)  Filed as Exhibit 99.1 to Current Report on Form 8-K filed by Protein Design Labs, Inc. with the SEC on April 18, 2003

*    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN DESIGN LABS, INC.
(registrant)

/s/Glen Sato
Glen Sato
Senior Vice President and Chief Financial Officer

Date:       June 17, 2003